Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers", "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference of our report dated July 28, 2010 on the May 31, 2010 financial statements of the Guggenheim S&P Global Dividend Opportunities Index ETF (formerly Claymore/S&P Global Dividend Opportunities Index ETF), Claymore U.S. Capital Markets Bond ETF, Claymore U.S. Capital Markets Micro-Term Fixed Income ETF and Claymore/Zacks Dividend Rotation ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 103 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and Amendment No. 106 under the Investment Company Act of 1940 (Registration No. 811-21906).


/s/ Ernst & Young LLP

Chicago, Illinois
September 28, 2010